SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 8, 2013
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)
The Company's 2013 annual meeting of shareholders was held on May 8, 2013. The holders of 15,056,898 shares of common stock, 85.18 percent of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy.

(b)
At the annual meeting, Andrew S. Duff, Michael R. Francis, B. Kristine Johnson, Addison L. Piper, Lisa K. Polsky, Philip E. Soran, Michele Volpi and Hope B. Woodhouse were elected as directors to serve a one-year term expiring at the annual meeting of shareholders in 2014. The following table shows the vote totals for each of these individuals:

Name	Votes For	Authority Withheld
Andrew S. Duff	11,957,309	871,295
Michael R. Francis	12,050,341	778,263
B. Kristine Johnson	11,992,795	835,809
Addison L. Piper	11,999,664	828,940
Lisa K. Polsky	12,007,423	821,181
Philip E. Soran	12,636,522	192,082
Michele Volpi	12,029,285	799,319
Hope B. Woodhouse	12,008,920	819,684

Broker non-votes for each director totaled 2,228,294.

At the annual meeting, our shareholders also approved the proposal to ratify the selection of Ernst & Young LLP as the independent auditor for 2012. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratify the selection of Ernst & Young LLP as the independent auditor for 2013.	14,881,453	146,190	29,255

At the annual meeting, our shareholders also approved the Company's Amended and Restated 2003 Annual and Long-Term Incentive Plan. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Approval of the Company's Amended and Restated 2003 Annual and Long-Term Incentive Award.	11,925,590	855,183	47,831

Broker non-votes for each director totaled 2,228,294.

At the annual meeting, our shareholders also cast an advisory vote to approve the compensation of officers disclosed in the proxy statement, or a “say-on-pay” vote. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Advisory resolution approving the compensation of the officers disclosed in the proxy statement, or a “say-on-pay” vote.	12,576,767	175,754	76,083

Broker non-votes for each director totaled 2,228,294.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: May 8, 2013	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary